UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 15, 2008
Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.
(Exact name of Company as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647
(Address of principal executive offices)

(201) 750-2646
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 1.02	Termination of a Material Definitive Agreement
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On October 20, 2008, the Board of Directors (the “Board”) of Elite Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”) increased the number of directors of the Board from four to five and elected Chris Dick as the additional director, effective immediately.

     On October 20, 2008, the Board appointed Chris Dick to be the Registrant’s Chief Operating Officer, effective immediately. Mr. Dick will continue his duties as the Registrant’s Executive Vice President of Corporate Development. The existing employment agreement between Mr. Dick and the Registrant shall continue and not be modified in any way as a result of this new appointment.

     Mr. Dick has been the Registrant’s Executive Vice President of Corporate Development since March, 2006. Since November 2002, the Registrant has engaged Mr. Dick to direct its licensing and business development activities. From 1999 to 2002, Mr. Dick served as Director of Business Development for Elan Drug Delivery, Inc. responsible for licensing and business development of Elan’s portfolio of drug delivery technologies. From 1997 to 1999, he was Manager of Business Development and Marketing for EnTec, a drug delivery business unit within FMC Corporation’s Pharmaceutical Division. Prior thereto he held various other business and technical positions at FMC Corporation, including Manager of Marketing for its pharmaceutical functional coatings product line. Mr. Dick holds an M.B.A. from the Stern School of Business, New York University, and a B.S. and M.S. in Chemical Engineering from Cornell University.

     As a result of the Registrant’s continuing efforts to reorganize its workforce and decrease its operating expenses, the Registrant requested that Dr. Stuart Apfel, the Registrant’s Chief Scientific Officer and Chief Medical Officer, change the status of his relationship with the Registrant from employee to consultant. Dr. Apfel agreed to such change in status and will continue to provide his services as the Registrant’s Chief Scientific Officer and Chief Medical Officer on an hourly basis, thereby reducing the Registrant’s expenses as they relate to Dr. Apfel.

     Accordingly, on October 20, 2008, Registrant and Dr. Apfel entered into a Separation Agreement and General Release of Claims (the “Apfel Release”), whereby, Dr. Apfel was terminated as an employee of the Registrant and the Employment Agreement, dated January 3, 2008 (the “Apfel Agreement”), by and between the Registrant and Dr. Apfel terminated. Pursuant to the Apfel Release, Dr. Apfel waived his entitlement to certain notice and payment provisions upon termination of the Apfel Agreement. Dr. Apfel acknowledged that there are no payment amounts outstanding to him under the Apfel Agreement. Dr. Apfel acknowledged that his obligations under Sections 4 and 5: “Protection of Confidential Information and Trade Secrets; Non-Competition; No Solicitation” and “Continued Cooperation; Return of Documents and Property; Injunctive Relief; Non-Exclusivity and Survival” of the Apfel Agreement survive termination and that he agrees that he will continue to be bound by and shall abide by such provisions. Additionally, Dr. Apfel released the Registrant from any claims he has or may have against the Registrant. As consideration for entering into the Apfel Release, the Registrant paid

Dr. Apfel Four Thousand Two Hundred Nineteen Dollars (US$4,219) less any payroll or withholding taxes.

     In his continuing service as the Registrant’s Chief Scientific Officer and Chief Medical Officer, Dr. Apfel will be compensated pursuant to a consulting agreement, dated as of October 20, 2008 (the “Consulting Agreement”), between the Registrant and Parallex Clinical Research (“Parallex”). Dr. Apfel is the founder and current president of Parallex. Pursuant to the Consulting Agreement, Parallex is to provide the Registrant consulting services for its opioid abuse-resistant product, sustained release opioid product and other such products that the Registrant may request assistance with. Dr. Apfel will be the primary person providing such consulting services for which he will be paid on an hourly basis. The Registrant may terminate the Consulting Agreement at any time upon written notice to Parallex. Parallex and Dr. Apfel are subject to covenants not to disclose confidential information and assignment of intellectual property and a one year from termination non-competition covenant and non-solicitation covenant.

Item 8.01	Other Events

     On October 15, 2008, the Registrant inadvertently advanced to Bernard Berk, its Chief Executive Officer, a portion of his salary in the amount of $8,746.42 for the period from October 16, 2008 through October 31, 2008. Upon receipt of notice of the occurrence of such inadvertent advance, the Board requested the prompt repayment from the Chief Executive Officer of such amount and such amount was promptly repaid by the Chief Executive Officer on the date hereof.

     On June 22, 2004, the Board adopted its Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to the Registrant’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer and persons performing similar functions as well as to all directors, officers and employees of the Registrant. The Code of Ethics provides that, among other things, all directors, officers and employees of the Registrant must comply with the Registrant’s policy on travel and entertainment expenses as set forth in the Registrant’s policies and procedures.

     It has recently come to the attention of the Audit Committee of the Board (the “Audit Committee”) that certain reimbursements of expenses were made by the Registrant to its Chief Executive Officer without the prior receipt by the Registrant from the Chief Executive Officer of adequate substantiation of such expenses in accordance with the Registrant’s expense reimbursement policy. The Audit Committee has required that the Chief Executive Officer promptly provide to the Registrant adequate substantiation of such expenses which, upon receipt thereof, shall be promptly reviewed by the Audit Committee and its designated agents for compliance with the Registrant’s expense reimbursement policy. To the extent any such expenses are not substantiated in accordance with the Registrant’s expense reimbursement policy, the Chief Executive Officer shall be required to make prompt payment of an amounts equal to such expenses.

     As a result of the foregoing, the Registrant will conduct a review of its internal control and compliance policies and procedures, including, without limitation (a) reviewing its policies to avoid any advance payments of salary in the future and reimbursement of expenses outside of the Registrant’s expense reimbursement policies in violation of its Code of Ethics, and (b) enhancing its training of its directors, officers and employees regarding compliance with the letter and the spirit of the Code of Ethics.

Item 9.01.	Financial Statements and Exhibits

a)	Not applicable.
b)	Not applicable.
c)	Not applicable.
d)	Exhibits

Exhibit No.	Exhibit
10.1	Separation Agreement and General Release of Claims, dated as of October 20, 2008, by and between the Registrant and Dr. Stuart Apfel
10.2	Consulting Agreement, dated as of October 20, 2008, by and between the Registrant and Parallex Clinical Research

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2008

ELITE PHARMACEUTICALS, INC.

	By:	/s/ Chris Dick
Chris Dick
Chief Operating Officer